Exhibit 99.1

Abington Bancorp Announces Quarterly Cash Dividend

    ABINGTON, Mass.--(BUSINESS WIRE)--Sept. 25, 2003--Abington Bancorp, Inc. (NASDAQ NMS:ABBK) announced today that its Board of Directors has declared a regular quarterly cash dividend for holders of its common stock of $0.11 per share. The dividend is payable on October 28, 2003, to stockholders of record as of the close of business on October 15, 2003.

    About Abington Bancorp

    Abington Bancorp, Inc. is a one-bank holding company for Abington Savings Bank. Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Boston (Dorchester), Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Milton, Pembroke, Quincy, Randolph, Weymouth and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.

    CONTACT: Abington Bancorp, Inc.
             James K. Hunt, 781/682-6903
             Chief Financial Officer & Treasurer
             www.AbingtonSavings.com